Exhibit 99.2

 Transformational Combination   Creating the Premier, Texas-Based Super Regional Bank  December 9, 2019

 Forward Looking StatementsThis communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Independent Bank Group, Inc. (“Independent” or “IBTX”) and Texas Capital Bancshares, Inc. (“Texas Capital” or “TCBI”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Independent’s and Texas Capital’s current expectations and assumptions regarding Independent’s and Texas Capital’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect Independent’s or Texas Capital’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Independent and Texas Capital, the outcome of any legal proceedings that may be instituted against Independent or Texas Capital, delays in completing the transaction, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Independent and Texas Capital do business, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the ability to complete the transaction and integration of Independent and Texas Capital successfully, and the dilution caused by Independent’s issuance of additional shares of its capital stock in connection with the transaction. Except to the extent required by applicable law or regulation, each of Independent and Texas Capital disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding Independent, Texas Capital and factors which could affect the forward-looking statements contained herein can be found in Independent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, June 30, 2019 and September 30, 2019, and its other filings with the Securities and Exchange Commission (“SEC”), and in Texas Capital’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, June 30, 2019 and September 30, 2019, and its other filings with the SEC.  Forward Looking Statements

 Additional Information about the Merger and Where to Find ItIn connection with the proposed merger, Independent will file with the SEC a registration statement on Form S-4 to register the shares of Independent’s capital stock to be issued in connection with the merger. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of Independent and Texas Capital seeking their approval of the proposed transaction.INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT INDEPENDENT, TEXAS CAPITAL AND THE PROPOSED TRANSACTION.Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from Independent at its website, www.ibtx.com, or from Texas Capital at its website, www.texascapitalbank.com. Documents filed with the SEC by Independent will be available free of charge by accessing the Investor Relations page of Independent’s website at www.ibtx.com or, alternatively, by directing a request by telephone or mail to Independent, 7777 Henneman Way, McKinney, Texas 75070, (972) 562-9004, and documents filed with the SEC by Texas Capital will be available free of charge by accessing Texas Capital’s website at www.texascapitalbank.com under the tab “About Us,” and then under the heading “Investor Relations” or, alternatively, by directing a request by telephone or mail to Texas Capital, 2000 McKinney Avenue, Suite 700, Dallas, Texas 75201, (214) 932-6600.Participants in the SolicitationIndependent, Texas Capital and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Independent and Texas Capital in connection with the proposed transaction under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about Independent, and its directors and executive officers, may be found in Independent’s definitive proxy statement relating to its 2019 Annual Meeting of Shareholders filed with the SEC on April 23, 2019, and other documents filed by Independent with the SEC. Additional information about Texas Capital, and its directors and executive officers, may be found in Texas Capital’s definitive proxy statement relating to its 2019 Annual Meeting of Shareholders filed with the SEC on March 7, 2019, and other documents filed by Texas Capital with the SEC. These documents can be obtained free of charge from the sources described above.  Additional Statements

 Presenters  4  David R. BrooksChairman, President & CEO Independent Bank Group, Inc.  C. Keith CargillPresident & CEOTexas Capital Bancshares, Inc.

 Combining Two Premier Texas Franchises  5                                                                                                        IBTXTCBI          27% TBV Accretion(1)  14% 2021e EPS Accretion to TCBI(2)  26% 2021e EPS Accretion to IBTX(2)  $48BNIn Assets  $39BNIn Deposits  $36BNIn Loans HFI  Creates the largest Texas bank by Texas deposits  Adds complementary business lines to each client base  Diversifies client and business line concentration risk  Enhanced scale allows more investment in technology to better manage risk and further differentiate the client experience  Generates significant shareholder value immediately  Shared vision, cultural foundation, community involvement, and commitment to clients and employees  Combined company is well positioned for the future                                                                          Creates Significant Shareholder Value  Includes full impact of one-time merger-related expenses.Represents 2021 estimated metrics with pro forma impacts of CECL during M&A accounting and 75% phase-in of cost savings.

 Transaction Summary  6  Merger Structure  Merger of equalsTexas Capital Bancshares, Inc. (NASDAQ: TCBI) merges into Independent Bank Group, Inc. (NASDAQ: IBTX)100% stock consideration  Exchange Ratio  Fixed exchange ratioTCBI shareholders will receive 1.0311 shares of IBTX for each TCBI shareImplies a $61.10 per share value to TCBI based on the 12/6/2019 closing price  Ownership  55% TCBI | 45% IBTX  Board of Directors  13 board members (7 TCBI | 6 IBTX)Larry Helm (TCBI), lead independent director  Leadership  David Brooks, Chairman and Chief Executive OfficerC. Keith Cargill will act as Special Advisor to the CEOJulie Anderson, Chief Financial Officer9 direct reports to CEO (5 TCBI | 4 IBTX)  Name  Holding Company: Independent Bank Group, Inc.Bank: Texas Capital BankOperating Names: Texas & National: Texas Capital Bank | Colorado: Independent Financial  Headquarters  McKinney, Texas  Timing & Approval  Approval of IBTX and TCBI shareholdersCustomary regulatory approvalsAnticipated closing mid-2020

 Enhancing Scale to Drive Growth and Profitability  7  Note: Performance metrics represent 2021 estimated metrics with pro forma impacts of CECL during M&A accounting.Includes major exchange-listed banks excluding money center and trust banks.   Shareholder Value Creation  Significant Pro Forma Scale and Profitability  Market Cap  $5.5BN+  Assets  $48BN+  Deposits  $39BN+  ROAA | (75% Cost Save Phase-In)  ROATCE | (75% Cost Save Phase-In)  Efficiency Ratio | (75% Cost Save Phase-In)  1.3%  15%  49%  Largest Texas HeadquarteredBank by Texas Deposits  #20 Largest BankBy Assetsin the US(1)

 8  Building A High Performance Financial Institution  Pro Forma Financial Performance Relative to $25 – $75BN Asset Banks(1)  Top Return on Average Assets  Top Return on Average Tangible Common Equity  Top Quartile Efficiency Ratio  Merger Benefits to All Shareholders  Consistently higher returns  Double-digit EPS growth  Double-digit TBV accretion  Strong capital, liquidity and credit quality  Significant upside and value creation  Expanded strategic flexibility  Attractive dividend to all shareholders  Pro Forma(2)  Pro Forma(2)  Pro Forma(2)  Combined peers include major exchange traded banks with total assets between $25B - $75B and available consensus estimates. Excludes ethnically focused banks, thrifts, and merger targets. Estimates per FactSet.Represents 2021 estimated metrics with pro forma impacts of CECL during M&A accounting and 75% phase-in of cost savings.

 Balanced Management Team with Proven Leadership  Executive Leadership Team  Strong Industry Expertise, Common Cultures & Experience Integrating Large Transactions  Board Leadership  David BrooksChairman of the Board  Larry HelmLead IndependentDirector  Board Split  7TCBI  6IBTX  DAVID BROOKSChief Executive Officer  C. KEITH CARGILLSpecial Advisor to CEO  MICHAEL HOBBSEVP, Revenue  MARK HAYNIEEVP, General Counsel  JAMES TIPPITEVP, Corporate Responsibility  9  DAN BROOKSVice Chairman  VINCE ACKERSONVice Chairman  JOHN SARVADIEVP, Revenue  JULIE ANDERSONChief Financial Officer  JOHN TURPENChief Risk Officer  LENNARD BRASSEAUXEVP, Operations

 Culture Matters - Providing Benefits to All Constituents  Combining two deeply rooted Texas franchises with national reach is a win for everyone  Clients  Communities  Employees  Deliver highly personalized financial services to businesses and entrepreneursProvide opportunity and guidance to foster growth, bring new ideas to life, and energize local businesses  Continue to demonstrate longstanding commitment to serving communitiesImplement community service leadership with ongoing initiatives such as employee volunteer programs and community development programs   Strengthen the ability to recruit and retain top-tier talentIncrease professional development and career opportunities within a larger banking platform                              10

 Creating the Largest Texas Headquartered Bank(1)  11  Deposit Market Share(2)$BN  Top 10 Fastest Growing Large MSAs(3)$BN      2020 - 2025PopulationGrowth(%)  Presence      Pro Forma      #  Metropolitan Statistical Area    IBTX  TCBI    Deposits  Overall Rank (#)  TX HQRank (#)  1  Austin-Round Rock-Georgetown, TX  8.5        $1.8  6  2  2  Orlando-Kissimmee-Sanford, FL  7.9                  3  Raleigh-Cary, NC  7.7                  4  Houston-The Woodlands, TX  7.5         3.5  12  6  5  San Antonio-New Braunfels, TX  7.5         1.0  9  4  6  Dallas-Fort Worth-Arlington, TX  7.4         24.8  3  1  7  Las Vegas-Henderson-Paradise, NV  7.2               8  Phoenix-Mesa-Chandler, AZ  7.2                  9  Charlotte-Concord-Gastonia, NC-SC  7.0                  10  Denver-Aurora-Lakewood, CO  6.9         1.1  14         Meaningful Presence in HALF of the Top Ten Fastest Growing MSAs in the United States(2)  By Texas deposits. S&P Global & FDIC deposit data as of 6/30/2019. Companies pro forma for recently announced acquisitions & excludes non-retail branches.Source: S&P Global. Includes MSAs with total population greater than one million.

 Enhancing Presence in the Fastest Growing Markets  12  Pro Forma Geographic Footprint  Key Markets  Colorado  IBTXTCBI      Dallas Fort Worth Metroplex / North Texas Region6th fastest growing MSA in the U.S.(1)4th largest MSA in the United States(2)   Houston Region4th fastest growing MSA in the U.S.(1) 5th largest MSA in the United States(2)  San Antonio Region5th fastest growing MSA in the U.S.(1)24th largest MSA in the United States(2)  Denver Region10th fastest growing MSA in the U.S.(1) 19th largest MSA in the United States(2)  Austin Region#1 fastest growing MSA in the U.S.(1)29th largest MSA in the United States(2)  Texas  Source: S&P Global. 2025 projected population growth for MSAs with greater than 1 million people. 2019 population.

 Strengthening the Core Deposit Franchise  13  Bolsters Core Deposits and Provides Granular Deposit Base Increasing Stability and Flexibility  Access to Diverse Funding Sources Across Both Retail and Commercial Franchises  Augments Centrally Located Downtown Branches with a Branch Network Extending into Suburban Areas  Efficient Pro Forma Branch Network with ~$365 Million Deposits Per Branch and 73% Overlap(1)  $11.7BN  $27.4BN  $39.1BN(2)  Pro Forma  Cost 1.15%  Cost 1.28%  Cost 1.24%  Deposit Composition by Type  8 of 11 TCBI branches are within 5 miles of an IBTX branch.Excludes purchase accounting adjustments.

 Forming a Full-Service Financial Institution With An Extensive Suite of Products and Services  14  Lines of Business   Small Business & Local Developers        Middle-market Commercial        Corporate Banking:         Technology          Government / Healthcare(1)         Capital Markets        Energy Lending        Mortgage Warehouse        Mortgage Correspondent Aggregation        Mortgage Origination        Home Builder Finance         Equipment Finance         Premium Finance         Lending Lines  Deposit Gathering  Fee Income  National Lines:        Escrow        Commercial Property Mgmt        National Title        Third Party Processor        Dedicated Treasury Mgmt        Branch Network:        Suburban & Rural Branches        Downtown Footprint        San Antonio, TX Market        Denver, CO Market        Trust & Wealth Mgmt           Lending Lines  DepositGathering    Fee Income        Together  Together  Government / Non-Profit / Healthcare / Education.  P  P  P  P  P  P  P  P  P  P  P  P  P  P  P  P  P  P  P  P  P  P  TCBI  IBTX  TCBI  IBTX

 Diversifying the Loan and Lease Portfolio   15  Synergistic and comprehensive coverage of retail, small business, middle market and large corporates  Right-size concentrations in mortgage finance and commercial real estate businesses  High asset quality and risk adjusted returns on loans and leases  Neutralizes interest rate sensitivity  $11.6BN  $24.8BN  $36.4BN(1)  Pro Forma  Yield 5.42%  Yield 4.78%  Yield 4.96%  Loans HFI Composition by Type  Excludes purchase accounting adjustments.

 Superior Deal Metrics vs Recent Merger of Equal Deals      Recent Bank MOE Deals(1)  First Full Year EPS Accretion (2)  26% to IBTX14% to TCBI  16%  TBVPS Accretion / (Dilution)  27%  (5)%  TBVPS Earn-back Period  Immediately Accretive  2 years  Branch Overlap (< 5 miles)  73%  12%  16  Median of 2019 MOE transactions in which target pro forma ownership > 35%.Represents 2021 estimated metrics with pro forma impacts of CECL during M&A accounting and 75% phase-in of cost savings.

 Achievable Cost Synergies Drive Material Value Creation  17  $100 million in Pre-Tax Cost Savings  Illustrative Market Value Creation(1)    Leverages Scale, Powerful Technology & Compliance Infrastructure to Drive Efficiencies  $728M capitalized value of net cost savings  Capitalized value of cost synergies reflects $100M in annualized pre-tax cost synergies ($79M after-tax), multiplied by market-cap weighted 2020 P/E multiple as of closing share prices and consensus estimates on December 6, 2019, net of one-time pre-tax restructuring charges of $180M; Capitalized value is not discounted to present value.  $5.5bn  $6.2bn  13%

 Better Positioning Us to Compete, Invest and Win – Today and in the Future  18  Entrepreneurial Spirit To Enhance  Technology, Risk, Compliance  For Lasting Business Success  Combination of two founder-led organizations will carry on the proud legacy of an unwavering commitment to serve clients and communitiesEnergized top performers with additional opportunities to compete and win   Powerful technology and robust compliance infrastructure already in place ensures continued delivery of best-in-class banking while reducing riskOpportunity to further expand services through technology investments   Dedicated focus on building long-term relationships in the country’s top markets, paired with a drive to constantly innovate and improve, creates a truly differentiated bank

 19  Appendix

 Key Transaction Assumptions   20  Consideration  100% stock transaction where TCBI merges into IBTXIBTX issues 1.0311x shares for each TCBI shareFixed exchange ratio  Earnings Estimates  IBTX projections based on Wall Street consensus estimatesTCBI projections based on Wall Street consensus estimates adjusted for strategic initiatives   Loan Mark  Gross loan credit mark of $201 million, or 1.7% IBTX’s gross loans$6 million related to Purchase Credit Deteriorated (“PCD”) loans$195 million related to Non-PCD loansAccreted into income over life of loans$195 million additional provision taken immediately after the close to account for Non-PCD loans (included in TBV impacts at close)Loan rate mark of $37 million, accreted over life of loans   Merger Expenses  One-time merger expenses of approximately $180 million pre-taxTBV dilution includes full impact of expenses, after-tax  Core Deposit Intangible  1.50% of IBTX’s non-time depositsAmortized using sum-of-years digits method over a 10-year period  Cost Savings  Approximately $100 million pre-tax cost savings (fully phased-in)Equates to ~11.0% of combined operating expense baseEstimated 50% phase-in for the second half of 2020, 75% in 2021 and 100% thereafter

 Due Diligence Process  Comprehensive Due Diligence Process  Comprehensive mutual due diligence processSignificant engagement between senior management of both companiesThird party credit reviewRisk, legal and compliance review  Due Diligence Partnership Aligned with MOE Framework  Process included cultural assimilation dialoguesWork highlighted the shared culture and values related to both customer and employee relationshipsAlignment of shared risk appetite philosophiesLeveraged expertise across multiple depository transactions and experience with numerous platform and portfolio acquisitions  Diligence Scope  CreditEnterprise Risk Management Legal and ComplianceInformation TechnologyCyber SecurityHuman Capital ManagementFinance & AccountingTaxCommercial BankingSpecialty FinanceRetail BankingDeposits Consumer LendingEnterprise OperationsInternal Audit  21